Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 10, 2007, included in the Definitive Proxy Statement of Healthcare Acquisition Corp. that is made part of the Registration Statement (Form S-3 No. 333-00000) for the registration of 14,486,784 shares of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia October 2, 2007